UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 5, 2018

SCHNEIDER NATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Wisconsin	001-38054	39-1258315
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3101 South Packerland Drive
Green Bay, WI 54313
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (920) 592-2000
_____________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.    Entry into a Material Definitive Agreement

On September 5, 2018, Schneider Receivables Corporation (the “Seller”), a wholly-owned subsidiary of Schneider National, Inc. (“Schneider”), entered into Joinder and Amendment No. 2 to its Amended and Restated Receivables Purchase Agreement (the “2018 Receivables Purchase Agreement”) relating to the Seller’s $200 million secured accounts receivable facility. The 2018 Receivables Purchase Agreement further amends and restates the Seller’s Amended and Restated Receivables Purchase Agreement dated as of March 31, 2011, as amended (the “Existing Receivables Purchase Agreement”). The parties to the 2018 Receivables Purchase Agreement are the Seller, as seller, Schneider, as servicer, Wells Fargo Bank, N.A., as administrative agent and letter of credit issuer, and the purchasers party thereto.

The 2018 Receivables Purchase Agreement has a scheduled maturity date of September 3, 2021, allows the Seller to borrow funds against qualifying trade receivables at rates based on one-month LIBOR and provides for the issuance of standby letters of credit. The 2018 Receivables Purchase Agreement contains representations, warranties, covenants and events of default substantially similar to the Existing Receivables Purchase Agreement, except that the 2018 Receivables Purchase Agreement, among other things: (i) extends the scheduled maturity date to September 3, 2021, (ii) provides for automatic termination of the existing minimum consolidated net worth covenant when the terms of other material debt of Schneider or its subsidiaries do not contain a consolidated net worth covenant and (iii) provides for a consolidated interest coverage covenant that will become effective automatically upon termination of the consolidated net worth covenant described in (ii) above. In addition, PNC Bank, National Association, joined the 2018 Receivables Purchase Agreement as a purchaser.

The 2018 Receivables Purchase Agreement contains various financial and other covenants, including required minimum consolidated net worth (subject to termination as described in the preceding paragraph), consolidated net debt, consolidated interest coverage (effective upon termination of the consolidated net worth covenant as described in the preceding paragraph) and other affirmative and negative covenants customary for facilities of this type.

The foregoing description of the 2018 Receivables Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the 2018 Receivables Purchase Agreement, which is filed as Exhibit 10.1 to this report, and is incorporated by reference herein.

In the ordinary course of their respective businesses, some or all of the parties to the 2018 Receivables Purchase Agreement and their affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with the Seller, Schneider and its other subsidiaries for which they have in the past or may in the future receive customary compensation and expense reimbursement.

ITEM 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K relating to the 2018 Credit Facility is incorporated herein by reference.

ITEM 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1
Joinder and Amendment No. 2 to Amended and Restated Receivables Purchase Agreement dated as of March 31, 2011, as amended as of December 17, 2013, among Schneider Receivables Corporation, as seller, Schneider National, Inc., as the servicer, Wells Fargo Bank, N.A., as administrative agent, and the purchasers party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHNEIDER NATIONAL, INC.

Date: September 6, 2018	By: /s/ Paul J. Kardish
Name: Paul J. Kardish
Title: General Counsel, Secretary and Executive Vice President